                                                                      EXHIBIT 11

                           ACTV, INC. AND SUBSIDIARIES
                          COMPUTATION OF LOSS PER SHARE
                                   (UNAUDITED)


                                                         SIX MONTHS                         THREE MONTHS
                                                       ENDED JUNE 30,                      ENDED JUNE 30,
                                               ------------------------------      ------------------------------

                                                     1999              2000            1999             2000
                                               ------------      ------------      ------------      ------------

Weighted average shares outstanding ......       35,859,875        44,915,893        39,711,671        45,771,909

                                               ------------      ------------      ------------      ------------
         Total ...........................       35,859,875        44,915,893        39,711,671        45,771,909
                                               ============      ============      ============      ============

Net loss before extraordinary item .......     $(12,982,289)     $(11,324,472)     $ (5,601,821)     $ (6,663,455)
                                               ------------      ------------      ------------      ------------

Extraordinary loss on early extinguishment
of debt ..................................               --        (1,411,139)               --        (1,411,139)

Net loss .................................     $(12,982,289)     $(12,735,611)     $ (5,601,821)     $ (8,074,594)
                                               ============      ============      ============      ============

Basic and diluted loss per share before
extraordinary item .......................     $      (0.36)     $      (0.25)     $      (0.14)     $      (0.15)
                                               ============      ============      ============      ============

Basic and diluted loss per share .........     $      (0.36)     $      (0.28)     $      (0.14)     $      (0.18)
                                               ============      ============      ============      ============



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